INSIDE INFORMATION STATEMENT

                                       AND

          CODE OF ETHICS RELATING TO PERSONAL SECURITIES TRANSACTIONS

                             PART ONE - INTRODUCTION

This Inside Information Statement and Code of Ethics Relating to Personal Securities Transactions (the "Code") establishes policies and procedures that are reasonably necessary to detect and prevent insider trading and activities that are, or might be, an abuse of fiduciary duties or create conflicts of interest. Any person having questions as to the meaning or applicability of these policies and procedures should contact the designated Compliance Director.

This Code of Ethics applies to:

1. all employees, officers, directors, general partners and trustees ("Associates") of (a) David L. Babson and Company Incorporated, Babson Securities Corporation and any additional subsidiaries which may be subsequently organized and that adopt this Code (collectively, "DLB"); and
     (b) The DLB Fund Group.

2. all employees, officers, directors, and general partners of any DLB affiliate (together with Associates, "DLB Associates") to the extent that such individuals participate in the selection of, regularly obtain or have ready access to information regarding, the Securities being purchased, sold or considered for purchase or sale by DLB or by DLB investment clients, including, without limitation, the DLB Fund Group ("Advisory Clients"). This Code of Ethics shall not apply to the extent that any such affiliate has adopted policies that are substantially similar to this Code of Ethics, as determined by the Compliance Director .

DLB expects all of those associated with it to conduct business in accordance with the highest ethical standards and in full accordance with the letter and spirit of all applicable laws and regulations.

Capitalized terms used in this Code that are not otherwise defined have the meanings contained in PART FIVE, ARTICLE V: DEFINITIONS.

----------------------------
1 As of this printing, no subsidiaries have been determined to be exempt from maintaining this or a substantially similar Code.

Effective January 1, 2000            Page 1
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                    PART TWO - INSIDE INFORMATION STATEMENT

          ARTICLE I: GENERAL POLICIES ON THE USE OF INSIDE INFORMATION

From time-to-time DLB Associates may, either on or off the job, come into possession of Inside Information. It is important for all DLB Associates to understand that anytime they come into possession of Inside Information, that same information may become attributable to DLB as a whole. The mere possession of Inside Information is not illegal, unethical or against DLB policy; however, misuse of it is against the law and this Code. The following procedures and guidelines apply to all DLB Associates.

A.   NO TRADING

     Except as (1) permitted below, or (2) with prior written approval from the Compliance Director, no DLB Associate, may directly or indirectly trade Securities either for his or her personal account or for DLB and/or Advisory Client accounts while:

          o they are in possession of Inside Information regarding the issuer of such Securities; or
          o    the issuer of such Securities appears on the Restricted List.

     Notwithstanding the above, a DLB Associate, on behalf of DLB and/or its Advisory Clients, may purchase private placement Securities of an issuer even if the issuer has provided DLB and/or its Advisory Clients with Inside Information as part of DLB and/or its Advisory Client's consideration as to whether it will invest in such Securities.

B.   NO COMMUNICATION OF INSIDE INFORMATION

     No DLB Associate may communicate Inside Information or the content of the Restricted List to others who do not have a clear need to know. Any DLB Associate having Inside Information as the result of a fiduciary relationship they might have by reason of a position as an officer or director of another corporation or entity, should not disclose such information to anyone, including the Compliance Director.

Effective January 1, 2000            Page 2
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           ARTICLE II: GUIDELINES FOR IDENTIFYING INSIDE INFORMATION

The following guidelines have been established to assist DLB Associates in avoiding illegal Insider Trading and to aid DLB in preventing, detecting and imposing sanctions against Insider Trading.

A.   IDENTIFYING INSIDE INFORMATION

     Before trading for yourself or for others (including DLB and its Advisory Clients) in the Securities of a company about which you may have Inside Information, you should ask yourself the following questions:

     1. IS THE INFORMATION MATERIAL INFORMATION? "Material Information" in this context means information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a significant effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, merger, acquisition or divestiture proposals or agreements, major litigation, liquidity problems, significant management developments, expansion or curtailment of operations, significant increases or decreases in purchase orders, new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, fraud, accounting errors and irregularities, and capital restructuring (including issue of rights, warrants or convertible Securities).

          Material Information about a company does not have to originate from such company. For example, information about the contents of a forthcoming newspaper column or "leaks" from an insider of the issuer that may be expected to affect the market price of a Security can be considered material information.

     2. IS THE INFORMATION NON-PUBLIC INFORMATION? Non-Public Information in this context means information that has not been effectively communicated to the market place. In order for information to be considered "public", one must be able to point to some fact to show that the information is generally available to the public and the Securities markets have had a reasonable time to respond. For example, the following information would be considered public information: (a) information found in a public filing with the SEC or a stock exchange;
          (b) information disseminated by the issuer or Securities analysts to the investment community through written reports or public meetings; or (c) information appearing in BLOOMBERG, DOW JONES NEWS SERVICE, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation.

Effective January 1, 2000            Page 3

          Information has not been effectively communicated to the public if there has been: (a) selective disclosure to DLB or other institutional investors or to select groups of analysts or brokers; (b) partial disclosure as long as a material component of the Inside Information remains undisclosed; or (c) insufficient time for the relevant Securities market(s) to trade on the information.

B.   ACTION TO TAKE

     No simple tests exist to determine if information is Material Information or Non-Public Information. If after consideration of the above, you believe that there is any possibility that the information is Material Information and Non-Public Information or if you have any questions whatsoever as to whether the information is Inside Information:

     1.   Report the matter immediately to the Compliance Director;

     2. Do not purchase or sell the Securities on behalf of yourself or others, including Advisory Clients;

     3. Do not communicate the information inside or outside DLB, other than to the Compliance Director or legal counsel;

     4. After the Compliance Director has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information; and

     5. Keep such information secure. For example, files containing Inside Information should be locked in filing cabinets or desks and access to computer files containing Inside Information should be restricted.

C.   RESPONSIBILITY TO UPDATE RESTRICTED LIST

Each analyst, trader or portfolio manager is individually responsible for ensuring that all issuers, (1) about or whom they have Inside Information or (2) that are Being Considered For Purchase or Sale, are reflected on the Restricted List. A publicly traded equity Security is deemed to be under Consideration for Purchase or Sale when a recommendation has been conveyed by an analyst to a portfolio manager and should be placed on the Restricted List at that time. The restriction will remain in place for the lesser of 48 hours or until a trade in the Security is executed or canceled.

Effective January 1, 2000            Page 4
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                       ARTICLE III: "FIREWALL" PROCEDURES

Certain members of the DLB Organization have established "Firewalls" between their respective organizations. The Firewalls exist so that, to the extent practicable, Inside Information that DLB Associates have will not be passed or imputed from one member of the DLB Organization to another member without clear need to know. The Firewalls also exist to ensure, to the extent practicable, that the voting and investment powers over Securities held by a member of the DLB Organization are exercised independently from the other members. Each member of the DLB Organization may adopt additional or amend existing Firewalls. The primary guidelines for such policies and procedures are as follows:

A.   CONFIDENTIALITY

     DLB Associates shall make every effort to maintain the confidentiality of information entrusted to them.

B.   MEETINGS

     DLB Associates should avoid placing themselves in a position where they might receive Inside Information from another DLB Associate or officer, unless they have a legitimate need to know. When meetings occur with associates representing different members of the DLB Organization to discuss investment related matters or to make presentations to the same client or prospective client, the respective individuals shall determine if Inside Information is likely to be disclosed at the meeting. Where appropriate they should take steps, in consultation with the Compliance Director, to ensure that Inside Information does not "pass over" a Firewall. This may require alteration of the presentation or separate meetings or presentations. Additionally, someone familiar with compliance and the federal securities laws, such as the Compliance Director or an attorney familiar with the laws governing the use of Inside Information, could attend these meetings to ensure that there are no inadvertent violations of the securities laws.

C.   DUAL FUNCTION EMPLOYEES, OFFICERS, AND DIRECTORS

     The roles of individuals who perform dual functions for members of the DLB Organization should be limited to the extent reasonably practicable to reduce the likelihood of potential violations of Firewalls. Generally, DLB Associates who serve as officers or directors of more than one member of the DLB Organization should not be involved in the other member's investment or proxy voting decision making process or otherwise be made aware of currently existing, specific securities positions held by such other member that are not publicly available.

Effective January 1, 2000            Page 5
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D.   DUTY TO DISCLOSE BREACHES OF FIREWALL(S)

     Any DLB Associate should inform the Compliance Director whenever they become aware of a breach in said Firewalls(s) including any instance whereby a DLB Associate becomes involved in the exercise of another member's investment or voting decision making process (or otherwise was made aware of specific securities positions held by such other member that are not publicly available).

         ARTICLE IV: CONFIDENTIALITY OF ADVISORY CLIENTS' TRANSACTIONS

Until disclosed in a public report to shareholders or public filing to the SEC, all information concerning Securities Being Considered for Purchase or Sale by or on behalf of DLB and/or any of its Advisory Clients shall be kept confidential and disclosed by DLB Associates only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the Compliance Director.

            ARTICLE V: SUPERVISORY PROCEDURES AND PERSONAL LIABILITY

All supervisory personnel are responsible for the reasonable supervision of their staff to prevent and detect violations of this Code. Failure to supervise adequately can result in the supervisor being held personally liable for violations of the securities laws and this Code. Supervisors shall ensure that employees and/or consultants joining their departments are reported to the Compliance Department.

Effective January 1, 2000            Page 6
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                    PART THREE - CODE OF ETHICS RELATING TO
                        PERSONAL SECURITIES TRANSACTIONS

                          ARTICLE I: GENERAL POLICIES

A.   PERSONAL INVESTMENT ACTIVITIES

     In addition to the previously discussed duty to avoid illegal Insider Trading, the principles that govern personal investment activities for DLB Associates, EXCEPT FOR DISINTERESTED TRUSTEES, include:

     1. The duty at all times to place the interests of DLB and/or its Advisory Clients first;

     2. The requirement that all personal securities transactions be consistent with this Code so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     3.   The   fundamental   standard   that   individuals   should   not  take
          inappropriate advantage of their positions.

The  fiduciary  principles  that  govern  personal  investment   activities  for
DISINTERESTED TRUSTEES include:

     1. The duty at all times to place the interests of The DLB Fund Group first;

     2. The requirement that all personal securities transactions be consistent with this Code of Ethics so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     3.   The   fundamental   standard   that   individuals   should   not  take
          inappropriate advantage of their positions.

B.   GENERAL PROHIBITIONS

     In connection with the purchase, sale or disposition of a Security Held Or To Be Acquired By DLB and/or its Advisory Clients no person, and, in connection with the purchase, sale or disposition of a Security Held Or To Be Acquired By The DLB Fund Group, no Disinterested Trustee, may directly or indirectly:

     1. Use information concerning the investment intentions of or influence the investment decision making process of DLB and/or its Advisory Clients for personal gain or in a manner detrimental to the interests of DLB and/or its Advisory Clients;

     2. Employ any device, scheme or artifice to defraud DLB and/or its Advisory Clients;

Effective January 1, 2000            Page 7
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     3.   Make an untrue statement of a material fact;

     4. Omit to state a material fact necessary in order to make any statement made to DLB and/or its Advisory Clients, in light of the circumstances under which they are made, not misleading;

     5. Engage in any act, practice, or course of business that operates or would operate as fraud, deceit or breach of trust upon, or by, DLB and/or its Advisory Clients; or

     6. Engage in any manipulative practice with respect to DLB and/or its Advisory Clients.


                       ARTICLE II: SPECIFIC POLICIES FOR
           ACCESS PERSONS, INVESTMENT PERSONS AND PORTFOLIO MANAGERS

While this Code applies to all DLB Associates, there are specific policies that govern the personal investment activities of Access Persons, Investment Persons and Portfolio Managers.

A.   ACCESS PERSONS

     Access Persons are the directors, trustees and officers of DLB and The DLB Fund Group and any other DLB Associate who in connection with his or her regular functions or duties, makes, participates in the selection of, or has ready access to information regarding the Securities Being Considered for Purchase or Sale by DLB or any Advisory Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales. ACCESS PERSONS INCLUDE INVESTMENT PERSONS AND PORTFOLIO MANAGERS. Access Persons are subject to the following restrictions:

     1.   PURCHASE, SALE OR OTHER DISPOSITION OF SECURITIES

          No Access Person shall purchase, sell or otherwise dispose of any Security if that same Security is being purchased or sold or being considered for purchase or sale by or on behalf of DLB and/or its Advisory Clients, provided however, that this prohibition does not apply if the disposition involves Securities that are donated to a tax-exempt organization or if given to a member of the Access Person's Immediate Family.

     2.   SERVING ON BOARDS OF TRUSTEES OR DIRECTORS

          No Access Person may serve on the Board of Directors or Trustees of a business entity without prior written approval from the President of the DLB Organization of which the Access Person is an employee or officer or in the case of a request by the President of DLB, its Board of Directors. All Access Persons that wish to serve on a Board of Directors or Trustees shall submit a written request to the Compliance Director.

          Prior approval is not required for an Access Person who is a Disinterested Trustee of the DLB Fund Group, although the existence of any new affiliation should be immediately disclosed to the Compliance Director.

Effective January 1, 2000            Page 8
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     3.   DUTY TO DISCLOSE POSSIBLE CONFLICTS OF INTEREST

          (a) To the extent that any Access Person has a Beneficial Interest in or Control of Securities of an issuer which is Being Considered for Purchase or Sale by DLB, he or she shall disclose that actual or potential conflict of interest in writing to his or her manager with a copy to the Compliance Director;

          (b) Such disclosure must be made prior to the execution of the Securities transactions;

          (c) Transactions where Access Persons are known to have investments or interests deemed to be material by a Portfolio Manager or the Compliance Director must be brought to the President of DLB or his or her designee on a Required Approval basis; and

          (d) No Access Person having a Beneficial Interest or Control of Securities of an issuer shall unilaterally approve such a transaction involving the Securities of such issuer.

     4.   INVESTMENT CLUBS

          Participation by Access Persons in Investment Clubs is prohibited. Access Persons who were participating in Investment Clubs prior to January 1, 2000 are exempted from this restriction ("grandfathered"). However, those qualifying under the "grandfather" provision are prohibited from joining additional investment clubs. If a "grandfathered" Access Person makes a recommendation to an investment club, such Security must be precleared by the Compliance Director prior to trade execution. Additionally, Access Persons relying on the "grandfather" provision must disclose their participation and related holdings annually.

     5.   SHORT SALES INVOLVING DLB ADVISED OR SUB-ADVISED ENTITIES

          No Access Person shall sell short a Security issued by an entity for which DLB is an investment adviser or sub-adviser. (For example, MassMutual Corporate Investors and MassMutual Participation Investors.)

Effective January 1, 2000            Page 9

     6.   BUSINESS COURTESIES, GIFTS

          No DLB Associate may receive any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of DLB or an Advisory Client. The exchange of business courtesies, such as reasonable entertainment and gifts of nominal value, is generally permissible. The common practices of the business world are acceptable but care should be taken to stay within the scope of reasonable value, standard business practices, and professional association or regulatory guidelines. This will help ensure that no special indebtedness or conflict of interest arises.

          Occasionally, a DLB Associate may be offered entertainment, such as tickets for cultural or sporting events. A DLB Associate may accept such offers but only if the offer meets the criteria above and is associated with the business transactions between DLB and the other party. Accepting entertainment that is primarily intended to gain favor or influence is to be strictly avoided.

          While a DLB Associate may give gifts of nominal value ($100), such as promotional items, Access Persons may not directly or indirectly give or accept bribes, kickbacks, special privileges, personal favors or unusual or expensive hospitality. A DLB Associate dealing with any U.S. Government or state agency must notify DLB's legal counsel prior to the exchange of any business courtesies.

          Whether a DLB Associate is engaged in purchasing, selling or providing service on the behalf of DLB or not, monetary gratuities should not be accepted.

          When the business courtesy involves a gift of travel expenses or accommodations, it must be authorized in advance by a designated member of the DLB Board of Directors and proper trip documentation must be completed.

B.   INVESTMENT PERSONS

     Investment Persons are any Access Persons who provide information and/or advice to Portfolio Managers or who help execute a Portfolio Manager's decisions. INVESTMENT PERSONS INCLUDE PORTFOLIO MANAGERS. In addition to the provisions of PART THREE, ARTICLE II(A) ACCESS PERSONS, Investment Persons are subject to the following restrictions:

     1.   BAN ON SHORT TERM PROFITS

          No Investment Person may profit from the purchase and sale, or sale and purchase, within any 60-day period, of any Security, except for those Securities types listed in PART THREE, ARTICLE III (A)(2)(a). Any profits realized on such trades will be disgorged pursuant to instructions from the Compliance Director.

     2.   PRIVATE PLACEMENTS

Effective January 1, 2000            Page 10

          No Investment Person may acquire any Security in a private placement without the express prior written approval of the Compliance Director.

     3.   INITIAL PUBLIC OFFERINGS

          No Investment Person or Portfolio Manager may purchase any Security in an Initial Public Offering except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor, that have been approved and precleared in advance by the Compliance Director.

C.   PORTFOLIO MANAGERS

     Portfolio Managers are Investment Persons who have direct responsibility and authority to make investment decisions affecting a particular DLB investment portfolio or an Advisory Client account. In addition to the provisions of PART THREE, ARTICLE II(A) & (B), PORTFOLIO MANAGERS ARE SUBJECT TO THE FOLLOWING RESTRICTIONS:

     1.   SEVEN-DAY "BLACKOUT" PERIOD

          No Portfolio Manager may purchase, sell or dispose of any Security within seven (7) calendar days before or after the purchase or sale of that Security by DLB or an Advisory Client for which he or she is a Portfolio Manager. Any profits realized with respect to such purchase or sale shall be disgorged pursuant to instructions from the Compliance Director. Exempt from this provision are those Securities and transactions enumerated in PART THREE, ARTICLE III (A)(2)(a)-(e), (Please note items (f) and (g) from PART THREE, ARTICLE III (A)(2) are not exempt from this provision.)

     2.   CONTRA TRADING RULE

          No Portfolio Manager shall, without preclearance, sell out of his or her personal account or the account of any member of his or her Immediate Family any Security or related Security held by DLB and/or on behalf of its Advisory Client, for which he or she is a Portfolio Manager. Any profits realized with respect to such purchase or sale shall be disgorged pursuant to instructions from the Compliance Director

          Exempt from this provision are those Securities and transactions enumerated in PART THREE, ARTICLE III (A)(2)(a)-(e), (Please note items (f) and (g) from PART THREE, ARTICLE III(A)(2) are not exempt from these provisions.)

D.   DISINTERESTED TRUSTEES

Effective January 1, 2000            Page 11

     1.   PURCHASE, SALE OR OTHER DISPOSITION OF SECURITIES

          No Disinterested Trustee shall purchase, sell or otherwise dispose of any Security if the Disinterested Trustee has actual knowledge that such Security is "Being Considered for Purchase or Sale" by or on behalf of The DLB Fund Group.

             ARTICLE III: PRECLEARANCE, DUPLICATE CONFIRMATIONS AND
  REPORTING PROCEDURES APPLICABLE TO DLB ASSOCIATES AND DISINTERESTED TRUSTEES

There are preclearance and a number of reporting requirements that apply to Access Persons, Investment Persons, Portfolio Managers and Disinterested Trustees. The Compliance Director will make every effort to inform any individual that he or she qualifies as an Access Person, Investment Person and/or Portfolio Manager.

A.   ACCESS PERSONS (INCLUDES INVESTMENT PERSONS AND PORTFOLIO MANAGERS)

     1.   PRECLEARANCE

          No Access Person may purchase, sell or otherwise acquire or dispose of any Security in which he or she has, or as a result of such transaction will establish, a Beneficial Interest or Control without the prior written approval of the Compliance Director. Preclearance is not required if Securities are donated to a tax-exempt organization or given as a gift between members of the Access Person's Immediate Family. PRECLEARANCE IS VALID ONLY FOR THE DAY IT IS OBTAINED.

          HOW TO OBTAIN PRECLEARANCE.

          For preclearance, call the Compliance Hot-line [(413) 744-6973 "NYSE"]. The DLB Compliance Department will typically be available for preclearance during NYSE trading hours except on days on which DLB and/or its Advisory Clients has an emergency closing, snow day cancellation, etc. In such cases the Preclearance fax line (413) 744-6972 will be unavailable and a message will be left on the Compliance Hot-line [(413) 744-6973 "NYSE"] voice mail which will instruct the caller as to what number to dial in order to obtain such preclearance, or in extreme cases, that preclearance is not available.

          Preclearance communications may be recorded for the protection of DLB and its Associates.

     2.   PRECLEARANCE EXEMPTIONS

Effective January 1, 2000            Page 12

          Certain transactions do not need to be precleared.

          (a)  EXEMPT SECURITIES AND FUNDS

               Purchases,  sales  or  dispositions  of the  following  types  of
               Securities: direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered Open-End Investment Companies (closed-end mutual funds are not exempt from preclearance), and high quality short- term debt instruments, including repurchase agreements. High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

          (b)  NO DIRECT OR INDIRECT CONTROL OVER ACCOUNT

               Purchases, sales or dispositions of securities for an account over which an Access Person has no direct or indirect control, typically known as a "blind trust".

          (c)  INVOLUNTARY PURCHASES OR SALES

               Involuntary purchases or sales made by a Access Person or by or on behalf of an Advisory Client, such as spin-offs of shares of an issuer to existing shareholders or a call of a debt Security by the issuer.

          (d)  DIVIDEND REINVESTMENT PLAN (DRIPS)

               Purchases which are part of an automatic dividend reinvestment plan.

          (e)  PRO RATA DISTRIBUTIONS

               Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer (and the sale of such rights).

          (f)  OTHER SECURITIES

               Purchases or sales of the following types of Securities: municipal general obligations, Securities held by a Trust established to fund the employee's retirement benefit plans such as a 401(k) plan, interests in Securities that are related to broad-based equity indices, and interest rate or commodity futures. Approval from the Compliance Director is required for these exemptions to be granted.

          (g)  DE MINIMIS S&P 500 PRECLEARANCE EXEMPTION

Effective January 1, 2000            Page 13

               Except as provided in the following paragraph, preclearance is not required for any acquisitions or dispositions of shares of stock and bonds issued by a company included in the Standard & Poor's 500 Index (the "S&P 500") if the total of such purchases, sales and dispositions does not exceed 1,000 shares of stock or $10,000 par value of bonds of a single issuer in any given calendar quarter.

               The De Minimis S&P 500 preclearance exemption may not be used in connection with transactions in warrants, options and futures.

               A listing of the S&P 500 is available in the DLB Compliance Department.

     3.   DUPLICATE CONFIRMATIONS

          All Access Persons shall arrange for copies of confirmations of all personal Securities transactions involving a Securities account in which the Access Person has a Beneficial Interest or Control to be sent promptly by the Access Person's broker(s) directly to the Compliance Director. Accounts which may only hold Open-End Investment Companies are exempt from this reporting requirement.

     4.   INITIAL HOLDINGS REPORT

          New Access Persons must file a report disclosing the title, number of shares, and principal amount of all Securities in which they have any direct or indirect beneficial ownership when the Access Person became an Access Person and the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date when the person became an Access Person, and the date that the report is submitted by the Access Person. This Initial Holding Report is due within ten days after the person became an Access Person.

     5.   QUARTERLY REPORTS

          (a) THE SEC REQUIRES that all Access Persons, within ten (10) calendar days after the end of each calendar quarter, make a written report (the "Quarterly Report") certifying to the Compliance Director that the Quarterly Report lists all Security transactions in which the Access Person has a Beneficial Interest or over which the Access Person exercises Control. Copies of broker prepared periodic securities account statements ("Account Statement") may be attached to the Quarterly Report in lieu of listing each of the transactions detailed in the Account Statement on the Quarterly Report so long as all information required in the Quarterly Report is contained in the Account Statement. The Quarterly Report form will be sent out to Associates at the end of the quarter. Late filers are in technical violation of the law and will be subject to disciplinary action.

          (b) Each Quarterly Report must contain: (i) with respect to each reportable transaction for the quarter, the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security

Effective January 1, 2000            Page 14
               involved, the nature of the transaction (e.g. purchase or sale), the price at which the transaction was effected; and the name of the broker, dealer, or bank with or through which the transaction was affected; (ii) with respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person: the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and (iii) the date that the report is submitted by the Access Person.

          (c) All Security transactions are reportable, even those exempt from the preclearance requirements except those exempt Securities described in;

               o    PART THREE, Article III (A)(2)(a) and (b)

               Notwithstanding the above, any transaction involving shares of an Open-End Investment Company that is advised by DLB MUST be reported in the Quarterly Report.

     6.   ANNUAL CERTIFICATION OF UNDERSTANDING AND COMPLIANCE

          All Access Persons shall within 10 days of employment and at least annually thereafter, certify to the Compliance Director that they have read and understand this Code, recognize that they are subject to it, have complied with its requirements and have disclosed or reported all required personal Securities transactions and holdings.

B.   ACCESS PERSONS - ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

     All Access Persons shall, at least annually, disclose all Securities, except as indicated in PART THREE, ARTICLE III(A)(2)(a) and (b), to the Compliance Director in an Annual Disclosure of Personal Securities Holdings Report, (i) all Securities (title, number of shares and principal amount) in which he or she has a Beneficial Interest or Control, and (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and (iii) the date the report is submitted by the Access Person. Only Securities described in PART THREE, Article III(A)(2)(a) and Securities in accounts described in (b) are exempt from the Annual Disclosure Requirement. The information contained in the report must be current as of a date no more than 30 days before the report is submitted. Any Open-End Investment Company managed by DLB must be disclosed.

C.   DISINTERESTED TRUSTEES

Effective January 1, 2000            Page 15

     Within thirty (30) calendar days after the end of each calendar year, each Disinterested Trustee shall submit a written statement to the Compliance Director, that he or she has complied with the requirements of this Code of Ethics applicable to Disinterested Trustees.

     Disinterested Trustees need not file (a) an initial or annual holdings report or (b) a quarterly transaction report except where the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a fund trustee, should have known that during the 15-day period immediately before and after the Disinterested Trustee's transaction in a Security such Security is or was purchased or sold by a fund in the DLB Fund Group or a fund in the DLB Fund Group or its investment advisor considered purchasing such Security.

Effective January 1, 2000            Page 16

                        PART FOUR - COMPLIANCE DIRECTOR

                         ARTICLE I: COMPLIANCE DIRECTOR

The role of the Compliance Director is critical to the implementation and maintenance of this Code.

A.   APPOINTMENT

     Each DLB entity's President shall designate a Compliance Director who shall have the authority and responsibility to administer this Code as it applies to the operations of that DLB entity and/or its Advisory Clients.

B.   PREVENTION OF VIOLATIONS

     The Compliance Director shall be, or shall become, familiar with investment compliance practices and policies and shall report any material inadequacy to the President and the Chief Legal Officer of David L. Babson Company Incorporated.

     The Compliance Director shall:

     1. Furnish all Access Persons with a copy of this Code and periodically inform them of their duties and obligations thereunder;

     2. Obtain signed certifications from each Access Person stating that: (a) such Access Person has received a copy of the Code; (b) has read it;
          (c) understands it; and (d) is either in compliance with all of its provisions or has disclosed in writing to the Compliance Director any instance of actual or possible violation of the Code;

     3. Conduct periodic educational programs to explain the terms of this Code and applicable securities laws, regulations and cases;

     4. Answer questions regarding this Code, and keep abreast of changes in applicable laws and regulations;

     5. Interpret this Code consistent with the objectives of applicable laws, regulations and industry practices;

     6. Consistent with this Code and applicable SEC rules, promptly review, and in writing either approve or disapprove, each request of DLB Associates for clearance to trade in specified Securities for or on behalf of DLB, one or more Advisory Clients, or for their personal account;

Effective January 1, 2000            Page 17

     7. Conduct audits, inspections and investigations as necessary or appropriate to prevent or detect possible violations of this Code. Report, with his or her recommendations, any apparent and material violations of this Code to the President and the Chief Legal Officer of DLB. Report, where appropriate, to the directors of DLB, or any Committee appointed by them to deal with such information;

     8.   Develop and maintain one or more Restricted Lists.

     9. Determine whether particular Securities transactions qualify for the De Minimis S&P 500 Exception from preclearance as set forth in PART THREE, ARTICLE III(A)(2)(g) DE MINIMIS S&P 500 EXCEPTION.

     10. Grant exceptions or exemptions on a transaction, an individual or a class basis, to any of the provisions of PART III, ARTICLE III:
          PRECLEARANCE, DUPLICATE CONFIRMATIONS AND REPORTING PROCEDURES APPLICABLE TO DLB ASSOCIATES AND DISINTERESTED TRUSTEES, provided that such exceptions or exemptions are consistent with the spirit of the principles on which this Code is premised.

     11. Periodic reviews of all personal Securities transactions effected by Access Persons, the scope and frequency of such review to be determined by the Compliance Director.

     12. Oversee the manner of disposition of any profits required to be disgorged in conformance with company guidelines.

     13. Designate one or more persons to have the authority and responsibility to act on behalf of the Compliance Director when necessary or appropriate;

     14. Maintain confidential information regarding personal Securities transactions and holdings and only disclose such information to persons with a clear need to know, including state and federal regulators when required or deemed necessary or appropriate by the Compliance Director in conformance with the provisions of the Code;

     15. Develop policies and procedures designed to implement, maintain and enforce this Code;

     16. Resolve issues of whether information received by an officer, director or employee of the DLB Organization constitutes Inside Information;

     17.  Confirm that there are department supervisors implementing this Code;

     18. Develop, implement, review, and revise specific firewall procedures consistent with SEC rules and this Code; and

     19.  Review this Code on a regular basis and recommend to the President and
          the  DLB  Board  of  Directors   amendments,   as  are   necessary  or
          appropriate.

Effective January 1, 2000            Page 18

C.   DETECTION OF VIOLATIONS

     To prevent and detect Insider Trading, the Compliance Director shall:

     1. Review the trading activity and Holdings reports filed by each Access Person;

     2.   Review  duplicate  brokerage  confirmations  required  of each  Access
          Person.

     3.   Review the trading activity of DLB and its Advisory Clients; and

     4. Coordinate the review of such reports with other appropriate officers, directors or employees of the DLB Organization.

D.   REPORTS AND RECORDS

     1.   REPORTS

          The Compliance Director shall:

          (a) Prepare a quarterly report containing a description of any material violation requiring significant remedial action during the past quarter and any other significant information concerning the application of this Code. The Compliance Director shall submit the report to DLB's President, Chief Legal Officer and the Board of Trustees of each mutual fund potentially affected.

          (b) Prepare written reports at least annually summarizing any exceptions or exemptions concerning personal investing made during the past year; listing any violations requiring significant remedial action; identifying any recommended changes to the Code or the procedures thereunder. The report should include any violations that are material, any sanctions imposed to such material violations and report any significant conflicts of interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. The Compliance Director shall submit the Report to DLB's President, DLB's Chief Legal Officer, the Board of Directors of DLB and the Board of Trustees of each mutual fund. The report to the Board of Trustees shall certify that DLB and the DLB Fund Group have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

               More frequent reports may be appropriate in certain circumstances, such as when there have been significant violations of a code or procedures, or significant conflicts of interest arising under the code or procedures.

     2.   RECORDS

Effective January 1, 2000            Page 19

          The Compliance Director shall maintain or cause to be maintained, the following records:

          (a) A copy of this Code or any other Code of Ethics which has been in effect during the most recent 5-year period;

          (b) A record of any violation of any such Code and of any action taken as a result of such violation in the 5-year period following the end of the fiscal year in which the violation took place;

          (c) A copy of each report made by the Compliance Director for a period of 5 years from the end of the fiscal year of DLB and of the DLB Fund Group, as applicable, in which such report is made or issued;

          (d) A list of all persons currently or within the most recent 5-year period who are or were required to make reports pursuant to this, or a predecessor Code, or who are or were responsible for reviewing these reports; along with a copy of all Initial Holdings Reports, Quarterly Reports, Annual Reports, Preclearance Forms and Duplicate Confirmations filed during that same period;

          (e) An up-to-date list of all Access Persons, Investment Persons and Portfolio Managers with an appropriate description of their title or employment; and

          (f) A record of the approval of, and rationale supporting, the acquisition of Securities in IPO's and private placements for at least five years after the end of the fiscal year in which the approval is granted.

          The aforementioned records shall be maintained in an easily accessible place for the time period required by applicable SEC rules.

Effective January 1, 2000            Page 20

                        PART FIVE - GENERAL INFORMATION

                     ARTICLE I: NO DLB LIABILITY FOR LOSSES

DLB and/or its Advisory Clients shall not be liable for any losses incurred or profits avoided by any DLB Associate resulting from the implementation or enforcement of this Code. DLB Associates should understand that their ability to buy and sell Securities is limited by this Code and that trading activity by DLB and/or its Advisory Clients may affect the timing of when an Access Person can buy or sell a particular Security.

                        ARTICLE II: REPORTING VIOLATIONS

Any DLB Associate who knows or has reason to believe that this Code has been or may be violated shall bring such actual or potential violation to the immediate attention of the Compliance Director.

                     ARTICLE III: PENALTIES FOR VIOLATIONS

Individuals who trade on or inappropriately communicate Inside Information are not only violating this Code but are also involved in unlawful conduct. Penalties for trading on or communicating Inside Information can be severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if they do not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided ("disgorgement"), jail sentences, fines for the person committing the violation of up to three times the profit gained or loss avoided, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Code shall be subject to the imposition of such sanctions by DLB as may be deemed appropriate under the circumstances to achieve the purposes of applicable SEC rules and this Code. Such sanctions could include, without limitation, bans on personal trading, reductions in salary increases, the forfeiture of incentive compensation benefits, disgorgement of trading profits, transfer to another position at DLB, suspension of employment and termination of employment. Sanctions for violation of this Code by a Disinterested Trustee of The DLB Fund Group shall be determined by a majority vote of the fund's other Disinterested Trustees.

                             ARTICLE IV: AMENDMENTS

This Code may not be amended as to any entity that adopts it except in a written form approved by a vote of such entity's Board of Trustees/Directors.

Effective January 1, 2000            Page 21

                             ARTICLE V: DEFINITIONS

ACCESS              As defined in Part Three,  Article II: Specific Policies for
PERSONS             Access Persons, Investment Persons and Portfolio Mangers.

ADVISORY            means any person  who has an  investment  advisory  services
CLIENT              agreement with DLB.

ASSOCIATES          As defined in Part One - Introduction

BEING               A Security is deemed as "Being  Considered  for  Purchase or
CONSIDERED FOR Sale" when a recommendation to purchase or sell such PURCHASE OR SALE Security has been made and communicated to a portfolio
                    manager,   and,  with  respect  to  the  person  making  the
                    recommendation, when such person seriously considers making such a recommendation.

BENEFICIAL          means any interest by which:  (a) an Access Person exercises
INTEREST OR         direct or indirect control over the purchase,  sale or other
CONTROL             disposition  of a Security;  or (b) an Access  Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

                    Examples of indirect  monetary/financial  interests include:
                    (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a Trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person's rights to acquire Securities through the exercise or conversion of any derivative instrument.

CLOSED-END          means a mutual  fund with a set number of shares  issued and
INVESTMENT          distributed to investors in a public offering,  identical to
COMPANY             the  way  corporate   Securities   reach  public  hands.   A
                    Closed-End Investment Company's capitalization is basically fixed (unless an additional public offering is made). After the public offering stock is distributed, anyone who wants to buy or sell shares does so in the secondary market
                    (either on an exchange or over the counter). Also, see definition of Open-End Investment Company.

COMPLIANCE          means the person  designated by each DLB entity's  President
DIRECTOR            to  be  principally   responsible  for  the  prevention  and
                    detection of violations of this Code and related laws and regulations.

Effective January 1, 2000            Page 22

DISINTERESTED       means  a  Trustee  of  The  DLB  Fund  Group  who  is not an
TRUSTEE             "interested  person" of DLB  within  the  meaning of Section
                    2(a)(19) of the Investment Company Act of 1940.

DLB                 means  David L.  Babson and  Company  Incorporated,  the DLB
ORGANIZATION        Funds and all persons  controlled  by,  controlling or under common control except to the extent that any such person has adopted policies and procedures to detect and prevent insider trading that are substantially similar to this Code.

IMMEDIATE           means  related by blood or  marriage  AND living in the same
FAMILY              household  includes:  any  child,   stepchild,   grandchild,
                    parent,  stepparent,   grandparent,   spouse,   "significant
                    other", sibling, mother-, father-, son-, daughter-,  brother
                    or  sister-in-law,   and  any  adoptive  relationships.  The
                    Compliance Director, after reviewing all the pertinent facts and circumstances, may determine that an indirect Beneficial
                    Interest  in  Securities  held  by  members  of  the  Access
                    Person's Immediate Family does not exist.

INSIDER means, in most cases, employees, officers and directors of a company. In addition, a person may become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of another company's affairs and as a result is given access to information solely for DLB and/or its Advisory Client's purposes. A temporary insider could include a company's attorneys, accountants, bank lending officers and printers. A DLB Associate, such as a securities analyst, may become a temporary insider of another company if the other company expects such person to keep the disclosed non-public information confidential and the relationship at least implies such a duty.

INSIDE              means Material Information that is Non-Public Information.
INFORMATION

Effective January 1, 2000            Page 23

INSIDER TRADING     means  trading  in  Securities  (whether  or  not  one is an
                    "Insider")   while   having   Inside   Information,   or  to
                    communicating Inside Information to others. While the law concerning insider trading is not static, it is generally understood to prohibit:

                    1. trading by an Insider, while in possession of Inside Information; or

                    2. trading by a non-insider, while in possession of Inside Information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated; or

                    3. communicating Inside Information to others by either an Insider or a non-insider prohibited from trading by Part II of this Code.

INVESTMENT CLUB     means a group of people  who pool  their  assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.

INVESTMENT          means any Access  Person  who  provides  information  and/or
PERSON              advice  to  Portfolio   Managers  or  who  helps  execute  a
                    Portfolio Manager's decisions (e.g., traders, analysts).

MATERIAL            means   information   for  which  there  is  a   substantial
INFORMATION         likelihood  that a  reasonable  investor  would  consider it important in making an investment  decision,  or information that is reasonably  certain to have a significant  effect on the  price  of  a  company's  Securities.  Information  that officers,  directors and employees should consider  material includes, but is not limited to: dividend changes,  earnings
                    estimates,   changes   in   previously   released   earnings
                    estimates,  merger,  acquisition or divestiture proposals or agreements,  information  relating to a tender offer,  major
                    litigation,   liquidity  problems,   significant  management
                    developments,   expansion  or   curtailment  of  operations,
                    significant  increases or decreases in purchase orders,  new
                    products  or  discoveries,   adverse  test  results  of  new
                    products, extraordinary borrowing, purchase or sale of substantial assets, and capital restructuring (including issue of rights, warrants or convertible securities).

                    Material Information does not have to relate to a company's business. For example, information about the contents of a forthcoming newspaper column that may be expected to affect the market price of a Security can be considered material information.

                    NO SIMPLE TEST EXISTS TO DETERMINE WHEN INFORMATION IS MATERIAL. FOR THIS REASON, YOU SHOULD DIRECT ANY QUESTIONS WHATEVER ABOUT WHETHER INFORMATION IS MATERIAL TO THE COMPLIANCE DIRECTOR.

Effective January 1, 2000            Page 24

NON-PUBLIC          means information that has not been effectively communicated
INFORMATION         to  the  market  place.  In  order  for  information  to  be considered "public",  one must be able to point to some fact to show that the  information is generally  available to the public and the securities markets have had a reasonable time to respond. For example, the following  information would be considered  public  information:  (a) information found in a public  filing  with  the  SEC  or  a  stock  exchange;  (b)
                    information   disseminated   by  the  issuer  or  securities
                    analysts to the investment community through written reports
                    or  public  meetings;   or  (c)  information   appearing  in
                    BLOOMBERG,   DOW  JONES  NEWS  SERVICE,   REUTERS   ECONOMIC
                    SERVICES, THE WALL STREET JOURNAL or other publications of general circulation.

                    Information has not been effectively communicated to the public if there has been: (a) selective disclosure to DLB or other institutional investors or to select groups of analysts or brokers; (b) partial disclosure as long as a material component of the Inside Information remains undisclosed; or (c) insufficient time for a relevant securities market(s) to trade on the information.

OPEN-END            means a mutual  fund that  issues its  shares in  open-ended
INVESTMENT          offerings.  New shares are continuously created as investors
COMPANY             buy them.  Investors  who want to sell shares sell them back to the company (which redeems them) rather than to another investor. The capitalization of such a mutual fund is open-ended; as more investors buy mutual fund shares, the fund's capital expands. By the same token when investors liquidate their holdings, the fund's capital shrinks. Also, see definition of Closed-End Investment Company.

PORTFOLIO           means an Investment Person who has the direct responsibility
MANAGER             and  authority  to make  investment  decisions  affecting  a
                    particular   DLB  and/or   Advisory   Client's   account  or
                    portfolio.

Effective January 1, 2000            Page 25

RESTRICTED LIST     means a list(s) maintained by a DLB entity that includes the names of the Securities of which are being actively  traded,
                    Being  Considered  for  Purchase  or Sale by DLB  and/or its
                    Advisory Clients or, when appropriate,  its subadvisers, and
                    the  names  of  any   issuer   about  whom  DLB  has  Inside
                    Information or on whose board of directors DLB Associates serve. An issuer, or Security, as applicable, will be removed from the Restricted List when what had been Inside
                    Information becomes available to the public, when the interlocking directorate no longer exists or when what had been a Security Being Considered for Purchase or Sale is no longer under such consideration. Each analyst and trader is responsible for ensuring that all issuers with whom they have worked are properly reflected in the Restricted List in accordance with provisions of this Code.

                    The content of the Restricted List is confidential and will be distributed only to those that have a need to know the identity of the issuers in the context of performing their job responsibilities;

SECURITY means any stock or transferable share; note, bond, debenture or other evidence of indebtedness, investment contract, any warrant or option to acquire or sell a Security, any financial futures contract, put, call, straddle, option, or any interest in any group or index of Securities, or in general, any interest or instrument commonly known as a "Security."

SECURITY HELD       means any  Security  which,  within the most recent 15 days,
OR TO BE            (i) is or has been held by DLB and/or an Advisory  Client or
ACQUIRED            (ii) is  being  or has  been  considered  by DLB for  itself and/or its Advisory Clients. This includes any option on a Security that is convertible into or exchangeable for, any Security that is held or to be acquired. The Compliance
                    Director may amend this definition to the extent necessary to comply with Rule 17j-1 of the Investment Company Act of 1940.

SUB-ADVISER         means  an  investment  adviser  that  has  entered  into  an investment sub- advisory contract with DLB to provide investment advisory services to a portfolio or fund for which DLB is the ultimate investment adviser.

Effective January 1, 2000            Page 26

                          INSIDE INFORMATION STATEMENT

                                      AND

                      CODE OF ETHICS RELATING TO PERSONAL

                            SECURITIES TRANSACTIONS


                        DAVID L. BABSON & COMPANY, INC.
                         BABSON SECURITIES CORPORATION
                               THE DLB FUND GROUP


                                JANUARY 1, 2000

Effective January 1, 2000            Page 27

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS


STATEMENT OF GENERAL PRINCIPLES

As investment adviser to individuals, employee benefit plans, trust accounts, charitable institutions, foundations, endowments, partnerships and investment companies (collectively, "Funds"), it is the policy of Westfield Capital Management Company, Inc. ("Westfield") that Portfolio Managers, Investment Personnel and Access Persons1 should (1) at all times place the interests of Funds first; (2) conduct all personal securities transactions in a manner that is consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that Westfield personnel should not take inappropriate advantage of their positions.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940 and the Investment Company Institute's Guidelines on Personal Investing.

Portfolio Managers, Investment Personnel or Access Persons shall not, in connection with the purchase or sale by such persons of a security "held or to be acquired" by any Fund:

     (1)  Employ a device, scheme or artifice to defraud the Fund;
     (2) Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
     (3) Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or
     (4)  Engage in any manipulative practice with respect to the Fund.

----------
     1 Portfolio Managers have the responsibility and authority to make decisions about Fund investments, while Investment Personnel include the analysts and traders who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions. Access Persons are (A) any directors, officers or employees of Westfield (1) who, in connection with their duties, make, participate in or obtain information regarding the purchase or sale of a security by a Fund, or (2) whose functions relate to the making of any recommendations with respect to such purchases and sales, or (3) who, in connection with their duties, obtain any information concerning securities recommendations being made by Westfield to a Fund, and (B) any natural person in a control relationship to Westfield or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

A security is "held or to be acquired" by a Fund if within the most recent 15 days it (1) is or has been held by the Fund, or (2) is being or has been considered by the Fund, or by Westfield, for purchase by the Fund. A purchase or sale includes, inter alia, the writing of an option to purchase or sell.

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.   Initial Public Offerings

     Portfolio Managers and Investment Personnel are prohibited from acquiring any securities in an initial public offering.

2.   Private Placements

     Portfolio   Managers  and  Investment   Personnel  shall,  when  purchasing
     securities in a private placement:

     a. Obtain the PRIOR WRITTEN APPROVAL of Karen DiGravio or, in her absence, Arthur J. Bauernfeind (such prior approval will be valid only on the day executed by Ms. DiGravio or Mr. Hazard and will take into account, among other factors, whether the investment opportunity should be reserved for an investment company and its shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with Westfield or connection with a Fund);

     b. When they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, disclose their investment to Karen DiGravio or, in her absence, Arthur J. Bauernfeind and refer the decision to purchase securities of the issuer for the Fund to Karen DiGravio or, in her absence, Arthur J. Bauernfeind.

3.   Blackout Periods

     a.   SAME DAY
          Portfolio Managers, Investment Personnel and Access Persons are prohibited from executing a securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods must be disgorged to the Fund by the Portfolio Manager, Investment Personnel or Access Person.

     b.   SEVEN DAY
          Portfolio Managers are prohibited from buying or selling a security within seven (7) calendar days before the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed period must be disgorged by the Portfolio Manager to the Fund.

4.   Gifts

     Portfolio Managers and Investment Personnel are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of a Fund.

5.   Service as a Director.

     Portfolio Managers and Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior authorization from Westfield's Board of Directors and the Funds' Board of Directors.

PRECLEARANCE; BROKER CONFIRMATIONS AND STATEMENTS

1.   Preclearance

     Portfolio Managers, Investment Personnel and Access Persons are required to obtain written preclearance of all transactions in any securities other than shares of registered open-end investment companies in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership2 ("Personal Securities") with Karen DiGravio or, in her absence, Arthur J. Bauernfeind or the day of such transaction.

2.   Records of Securities Transactions

     Portfolio Managers, Investment Personnel and Access Persons are required to direct their brokers to provide Karen DiGravio or, in her absence, Arthur
     J. Bauernfeind, on a timely basis, duplicate copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts maintained by or for such persons by such brokers.

----------
      2 Beneficial ownership of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination shall apply to all securities that a person has or acquires. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially similar to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

COMPLIANCE PROCEDURES

In order to provide Westfield with information to enable it to determine with reasonable assurance whether the provisions of this Code of Ethics are being observed by Portfolio Managers, Investment Personnel and Access Persons:

     1.   Karen  DiGravio  shall  notify  all  Portfolio  Managers,   Investment
          Personnel and Access Persons of the reporting requirements of this Code of Ethics and shall deliver a copy of this Code to each person.

     2. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with Karen DiGravio within thirty
          (30) calendar days after calendar year-end.

     3. All Portfolio Managers and Investment Personnel shall submit to Karen DiGravio, upon commencement of employment, and thereafter on an annual basis, personal securities holdings reports in the form prescribed in Exhibit B. The annual report shall be filed with Karen DiGravio within thirty (30) calendar days after calendar year-end.

     4. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, on a quarterly basis, personal securities transactions reports. Each report shall include the name of the security, nature of the transaction, date of the transaction, quantity, price and broker-dealer through which the transaction was effected. Such quarterly reports shall be filed with Karen DiGravio within ten (10) calendar days after the end of each calendar quarter. Such reports need not include any transactions disclosed on confirmations or account statements previously furnished to Westfield by any broker, or any transactions in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) certificates of deposit; (4) commercial paper; (5) and shares of registered open-end investment companies. The requirements of this Section 4 may be satisfied by sending duplicate confirmations of such trades to Karen DiGravio.

     5. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, or, in her absence, Arthur J. Bauernfeind, a request for preclearance in the form prescribed in Exhibit C for all proposed securities transactions requiring preclearance pursuant to the requirements of this Code of Ethics. All decisions regarding the preclearance of all securities transactions for Portfolio Managers, Investment Personnel and Access Persons shall be made by Karen DiGravio or, in her absence, Arthur J. Bauernfeind.

     6.   Karen DiGravio shall report to Westfield's Board of Directors:

          (a)  at the next meeting  following the deadline for receipt of annual
               reports  of  holdings   or   quarterly   reports  of   securities
               transactions, the results of his review of such reports, and

          (b)  any apparent violation of the reporting requirements.

     7. Westfield's Board of Directors shall consider reports made to it and shall determine whether the policies established in this Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this Code of Ethics at least annually or as dictated by changes in applicable law or regulation.

     8. This Code of Ethics, a copy of each Personal Securities Holdings Report and each transactions report by the parties covered in the Code, any written report prepared by Karen DiGravio or, in her absence, Arthur J. Bauernfeind and lists of all persons required to make reports hereunder shall be preserved with Westfield for the period required by Rule 17j-1 under the Investment Company Act of 1940.

Adopted March 27, 1995; Revised September 15, 1995, April 1, 1997 and as of December 31, 1999.